Exhibit 99.1

Cingulate Issued First U.S. Patent for Lead ADHD Asset CTx-1301

Exclusivity Extended into December 2042

Kansas City, Kan., June 16, 2026 — Cingulate Inc. (NASDAQ: CING), a biopharmaceutical company utilizing its proprietary Precision Timed Release™ (PTR™) drug delivery platform technology to build and advance a pipeline of next-generation pharmaceutical products, today announced the issuance of its first company-owned U.S. patent covering its lead asset, CTx-1301 (dexmethylphenidate HCl), for the treatment of Attention Deficit Hyperactivity Disorder (ADHD).

The patent, issued by the United States Patent and Trademark Office (USPTO) on June 16, 2026, as U.S. Patent No. 12,653,791, protects key aspects of CTx-1301’s formulation and method of use through December 2042, further strengthening Cingulate’s intellectual property portfolio surrounding its PTR™ platform.

The issuance marks the first U.S. patent owned wholly by Cingulate covering CTx-1301 and further strengthens the company’s long-term intellectual property position as it advances toward potential commercialization.

Titled “Trimodal, Precision-Timed Pulsatile Release Tablet,” the patent includes composition-of-matter, formulation, structural and method-of-treatment claims covering CTx-1301’s trimodal Precision Timed Release™ tablet technology. The patented design enables medication release in three distinct phases throughout the day from a single daily dose and protects key aspects of the tablet’s architecture, release mechanisms and therapeutic use.

“This patent represents another important milestone in protecting the technology that differentiates CTx-1301 and underpins our proprietary Precision Timed Release™ Platform,” said Cingulate CEO Shane J. Schaffer. “As we advance toward potential commercialization, strengthening our intellectual property portfolio enhances the long-term value of CTx-1301 while supporting our goal of delivering consistent symptom control throughout the entire active day from a single daily dose.”

In addition to the U.S. patent, Cingulate currently holds patents in 30 European territories, including the United Kingdom, as well as in Australia, Canada and Israel. The company also has patent applications pending in Hong Kong and the Republic of Korea.

Cingulate is developing CTx-1301 and CTx-1302 as once-daily treatments for ADHD, with the goal of providing symptom control throughout the full active day. Furthermore, Cingulate is developing CTx-2103, to treat anxiety disorders. CTx-2103 contains one of the most widely prescribed anxiolytic agents which must be taken several times a day. CTx-2103 will be designed as a once-daily, multi-release tablet with clear differentiation and compelling advantages over standard anxiety treatment options.

About Attention Deficit/Hyperactivity Disorder (ADHD)

ADHD is a chronic neurobiological and developmental disorder that affects millions of children and often continues into adulthood. The estimated market size of the US ADHD market is approximately 100 million annual prescriptions. The condition is marked by an ongoing pattern of inattention and/or hyperactivity-impulsivity that interferes with functioning or development. In the U.S., over 20 million patients have been diagnosed with ADHD. Among this group, 12 million are adults and over 8 million are under the age of 17. According to the CDC, just 53.6 percent of all children and teens with ADHD reported they were actively treating their symptoms with medication in 2022, with 65-90 percent demonstrating clinical ADHD symptoms that persist into adulthood. Current market trends demonstrate that adult ADHD prevalence is larger and growing faster than the child and adolescent segments combined.

About CTx-1301

CTx-1301 (dexmethylphenidate HCl) is a once-daily, multi-core tablet utilizing Cingulate’s proprietary Precision Timed Release™ (PTR™) platform to deliver three precisely timed releases of active medication across the day. This design aims to provide rapid onset of effect and entire active-day duration. CTx-1301 is being evaluated for the treatment of ADHD under the FDA’s 505(b)(2) pathway.

About Precision Timed Release™ (PTR™) Platform Technology

Cingulate is developing ADHD and anxiety disorder product candidates capable of achieving true once-daily dosing using Cingulate’s innovative PTR drug delivery platform technology. It incorporates a proprietary Erosion Barrier Layer (EBL) providing control of drug release at precise, pre-defined times with no release of drug prior to the intended release. The EBL technology is enrobed around a drug-containing core to give a tablet-in-tablet dose form. It is designed to erode at a controlled rate until eventually the drug is released from the core tablet. The EBL formulation, Oralogik™, is licensed from BDD Pharma. Cingulate intends to utilize its PTR technology to expand and augment its clinical-stage pipeline by identifying and developing additional product candidates in other therapeutic areas in addition to Anxiety and ADHD where one or more active pharmaceutical ingredients need to be delivered several times a day at specific, predefined time intervals and released in a manner that would offer significant improvement over existing therapies. To see Cingulate’s PTR Platform, click here.

About Cingulate Inc.

Cingulate Inc. (NASDAQ: CING), is a biopharmaceutical company utilizing its proprietary PTR drug delivery platform technology to build and advance a pipeline of next-generation pharmaceutical products, designed to improve the lives of patients suffering from frequently diagnosed conditions characterized by burdensome daily dosing regimens and suboptimal treatment outcomes. With an initial focus on the treatment of ADHD, Cingulate is identifying and evaluating additional therapeutic areas where PTR technology may be employed to develop future product candidates, including to treat anxiety disorders. Cingulate is headquartered in Kansas City. For more information, visit Cingulate.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, including statements with respect to our plans, assumptions, expectations, beliefs and objectives with respect to product development, clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth opportunities and other statements that are predictive in nature. Specifically, these statements include, but are not limited to, the Company’s long-term intellectual property position and the potential timing and process for regulatory approval of CTx-1301 and the potential commercialization of CTx-1301, if approved. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “continue,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 18, 2026 and our other filings with the SEC. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Investor & Media Relations:

Thomas Dalton

Vice President, Corporate and Government Relations, Cingulate

tdalton@cingulate.com

(480) 529-5434